Exhibit 99.1


                  Ultralife Batteries Inc. to Report
              Third Quarter Results on November 6, 2003

    NEWARK, N.Y.--(BUSINESS WIRE)--Oct. 28, 2003--

  Investor Conference Call to be Webcast at Ultralife Batteries' Web
                                 Site

    Ultralife Batteries, Inc. (NASDAQ: ULBI) will report its third quarter 2003 results for the period ended September 27, 2003 before the market opens on Thursday, November 6, 2003. Ultralife management will host an investor conference call at 10:00AM ET also on November 6, 2003. Investors are invited to access a live webcast of the conference call at http://www.ultralifebatteries.com/invest.asp. A replay of the webcast will be available shortly after the call at the same location and will be archived for 90 days.

    About Ultralife Batteries, Inc.

    Ultralife is a leading developer, manufacturer, and marketer of standard and customized lithium primary (non-rechargeable), lithium ion and lithium polymer rechargeable batteries. Ultralife's high-energy batteries use advanced lithium technology and are used in military, industrial and consumer portable electronic products. Through its range of standard products and ability to customize for a wide range of applications, Ultralife is able to provide the next generation of battery solutions. OEM, retail and government customers include Energizer, Kidde Safety, Philips Medical Systems, Radio Shack and the national defense agencies of the United States and United Kingdom, among others.
    Ultralife's headquarters, principal manufacturing and research facilities are in Newark, New York, near Rochester. Ultralife (UK) Ltd., a second manufacturing and research facility, is located in Abingdon, U.K. Both facilities are ISO-9001/2000 certified.
    Detailed information on Ultralife is available at the Company's web site, www.ultralifebatteries.com.

    CONTACT: Company:
             Ultralife Batteries, Inc.
             Robert W. Fishback, 315-332-7100
             bfishback@ulbi.com
             or
             Investor Relations:
             Lippert/Heilshorn & Associates, Inc.
             Jody Burfening, 212-838-3777
             jks@lhai.com
             or
             Media Contact:
             Chenoa Taitt, 212-201-6635
             ctaitt@lhai.com